EXHIBIT 10.28

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement") is made and entered into as of February 4, 2008, between PureDepth, Inc., a Delaware corporation (the "Debtor"), and K One W One Limited (the "Purchaser"). Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Note(s) (as defined below).

RECITALS

WHEREAS, pursuant to a convertible note purchase agreement ("Note Purchase Agreement"), of even date herewith, Debtor will issue to the Purchaser one or more secured convertible promissory notes (individually a "Note," collectively the "Notes") in an aggregate principal amount up to $3,000,000, and the parties wish to enter into this Agreement (along with the entry into the NZ Security Documents by the Debtor's subsidiaries) to secure Debtor's obligations under the Note(s).

NOW, THEREFORE, Debtor and the Purchaser hereby agree as follows:

AGREEMENT

1.           Grant of Security Interest.

(a)           Security Interest. As security for the payment and performance of the Obligations (as defined below), Debtor hereby grants to the Purchaser a continuing security interest in all of Debtor's right title and interest in and to in the property described in Exhibit A hereto (the "Collateral"). Notwithstanding the foregoing, the security interest granted herein does not extend to and the term "Collateral" does not extend to (i) property that is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law), or (ii) property as to which the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral and the proceeds thereof.

(b)           Obligations Secured. The security interest granted hereunder secures payment and performance of all obligations of Debtor to the Purchaser under this Agreement and all obligations of Debtor to the Purchaser under the Note(s), including all unpaid principal of the Note(s), all interest accrued thereon, and all other amounts payable by Debtor to the Purchaser under the Note(s), whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including any interest that accrues after the commencement of an insolvency proceeding (collectively, the "Obligations").

(c)           Authorization to File Financing Statement. Debtor authorizes the Purchaser to file one or more financing statements describing the Collateral and/or otherwise record this Agreement or a short form thereof memorializing the terms herein with the Secretary of State of the State of California and/or Delaware, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office, and in any other agency or equivalent authority required for perfection of the security interest granted herein. At Purchaser's request, Debtor will prepare financing statements consistent with this Agreement for Purchaser's review, approval and filing, and Debtor agrees that it will do such further reasonable acts and things and timely execute and deliver to Purchaser, at Debtor's expense, such additional conveyances, assignments, agreements, and instruments as Purchaser may reasonably require or deem advisable to carry into effect the purpose of this Agreement or to better assure and confirm unto Purchaser its rights, powers, and remedies hereunder.

2.            Covenants. So long as the Obligations remain outstanding (other than contingent indemnification obligations) to the Purchaser, Debtor covenants to the Purchaser that it will:

(a)            Protection of Collateral. Take reasonable efforts to keep the Collateral consisting of tangible personal property in good condition and repair, maintain, preserve, defend and protect the Collateral from loss, damage or deterioration (ordinary wear and tear excepted), and provided that, with respect to its patent, trademark and copyrights, Debtor is entitled to discontinue, not renew, abandon or otherwise not pursue any such patents, trademark and copyrights, applications or claims in the event that it, in its reasonable opinion, does not believe that such applications are commercially appropriate or reasonable to pursue or prosecute.

(b)            Clear Title. Not grant any security interest in any of the Collateral, other than Permitted Liens.

(c)            Inspection. Upon reasonable prior written notice, provide a representative of the Purchaser with access to the Collateral and all books and records relating thereto for the purpose of conducting an annual inspection and audit of the Collateral, at the Purchaser's sole cost and expense, at reasonable times during regular business hours.

(d)            Insurance. Carry and maintain in full force and effect, at its own expense and with reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is consistent with the insurance currently carried by the Debtor or as reasonably determined by its Board of Directors or executive officers.

3.            Events of Default; Remedies. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

(a)           Voluntary Bankruptcy or Insolvency Proceedings. The Debtor shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing.

(b)           Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Debtor or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Debtor or the debts thereof under any bankruptcy, insolvency or other similar law or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within forty-five (45) days of commencement.

(c)           Failure to Pay or Perform the Note Purchase Agreement, the Note(s) and the Warrant. The Debtor fails to pay any amount, or perform any obligation (after being provided written notice by Holder of its failure to so perform and a 7-day period to cure such failure), due under or in connection with any of the Note Purchase Agreement, the Note(s) and the Warrant.

4.            Rights of Holder Upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, Holder may declare all outstanding Obligations payable by the Debtor under the Note(s) to be immediately due and payable without presentment, demand, protest or any other notice of any kind, ail of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

Upon the occurrence and during the continuance of any Event of Default, the Purchaser, may at any time, do any of the following:

(i)           accelerate the payment of the amounts owing under the Note(s);

(ii)          enforce the Note(s) by exercise of the rights and remedies under this Agreement or granted to the Purchaser by applicable law; and

(iii)         exercise, in addition to all other rights and remedies granted in this Agreement, all rights and remedies of a secured party under the UCC and other applicable laws and all rights and remedies it has pursuant to the NZ Security Documents and all laws applicable in connection with the NZ Security Documents.

5.            Term of Agreement.

(a)           Term. The term of this Agreement shall begin on the date stated above and shall continue and be binding upon Debtor until (i) all Obligations have been fully paid (other than contingent indemnification obligations) or converted pursuant to the terms of the Note(s), or (ii) the Purchaser elects, pursuant to the Note Purchase Agreement, not to provide any additional funding upon the Additional Funding Date (as defined in the Note Purchase Agreement) beyond the Initial Note (as defined in the Note Purchase Agreement), and after three (3) days prior written notice by Debtor confirming no such additional funding is being provided by the Purchaser (the "Purchaser's Election to Terminate").

(b)           Termination Statement. The Purchaser agrees that upon the payment in full (or conversion) of the Obligations (other than contingent indemnification obligations), or upon the "Purchaser's Election to Terminate," the Purchaser will promptly deliver to Debtor termination statements and other agreements, and shall take such other actions, as are reasonably necessary to release the Collateral from the security interest created by this Agreement.

6.            Definitions. Where applicable and except as otherwise defined herein or in the Note(s), terms used in this Agreement shall have the meanings assigned to them in the UCC. For purposes of this Agreement, the following terms shall have the following meanings:

(a)         "Collateral" means the collateral described in Exhibit A.

(b)        "Effective Date" means the date of this Agreement.

(c)        "Lien" means any lien, pledge, mortgage, or security interest.

(d)       "Permitted Liens" means: (i) Liens in favor of the Purchaser; (ii) Liens in favor of prior secured creditors; (iii) other Liens that do not materially and adversely affect the priority or validity of Purchaser's security interest in the Collateral; (iv) Liens existing on the Effective Date hereof and disclosed in writing to the Purchaser; (v) Liens for taxes, assessments or other governmental charges which are not yet due and payable or which are being contested in good faith with a reserve or other appropriate provision having been made therefore; (vi) Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than ninety (90) days delinquent or which are being contested in good faith; provided that a reserve or other appropriate provision shall have been made therefor; (vii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (viii) Liens on equipment and related software to secure (I ) the purchase price and related soft costs of such equipment and related software, as applicable, or (2) lease obligations or indebtedness incurred solely for the purpose of financing the acquisition of such equipment and related software; provided that such Liens are confined solely to the equipment and related software so acquired, and the proceeds thereof, and the amount secured does not exceed the acquisition price thereof; (ix) liens on equipment and related software when acquired; (x) licenses or sublicenses and any interest or title of a licensor or licensee under any license or sublicense; (xi) Liens on earnest money deposits required under a lease, letter of intent or purchase agreement; (xii) Liens on insurance proceeds ill favor of insurance companies granted as security for financed premiums; (xiii) Liens on escrowed cash, representing a portion of the proceeds of sales or other transactions, established to satisfy contingent post closing obligations (including earn-outs, indemnities and working capital adjustments); (xiv) leases or subleases granted in the ordinary course of business; (xv) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; (xvi) and any other Liens which shall be junior to the security interest in and to the Collateral granted to Purchaser pursuant to this Agreement.

(e)    "UCC” means the Uniform Commercial Code as in effect in the State of California or Delaware, as applicable, from time to time.

7.           Miscellaneous.

(a)           Indemnity. Debtor agrees to indemnify the Purchaser against any and all reasonable actual attorney's fees and other reasonable expenses incurred by the Purchaser in connection with the exercise of remedies with respect to the Collateral authorized hereunder; provided, however, that the Purchaser will not be entitled to be held harmless or indemnified by Debtor for any claim to the extent arising from the negligence, intentional misconduct, breach of this Agreement, or knowing and culpable violation of the law by such person. Debtor shall not be required to reimburse the Purchaser (a) for more than one counsel, or (b) for costs and expenses incurred by the Purchaser for routine legal advice rendered to them by counsel in connection with the interpretation of this Agreement, the Note(s), the Warrant or the other documents entered into in connection with the transactions contemplated hereby.

(b)           Limitation on the Purchaser's Duty in Respect of Collateral. The Purchaser shall have no obligation or liability under any contract or license by reason of or arising out of this Agreement or the granting of a security interest therein or the receipt of any payment relating to any contract or license pursuant hereto, nor shall the Purchaser be required or obligated in any manner to perform or fulfill any of the obligations of Debtor under or pursuant to any contract or license, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or tile sufficiency of any performance by any party under any contract or license, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(c)           Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of the State of California, without reference to the conflicts of law provisions thereof except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

(d)           Severability of Provisions. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)           Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Debtor at the address specified on the signature pages hereto, and to the Purchaser at the addresses as set forth on the signature page hereto or at such other address or electronic mail address as Debtor or the Purchaser may designate in written notice.

(f)       Waiver; Amendment. No failure or delay on the Purchaser's part in the exercise of any right or remedy, power or privilege shall operate as a waiver thereof. No single or partial exercise of a right or remedy, power or privilege shall preclude other or further exercise thereof. No waiver of any right hereunder shall be effective unless in a writing executed by the Purchaser and Debtor. Any such waiver shall be effective only for the specific purpose for which it is given. The rights and remedies under this Agreement are cumulative and not exclusive of any other rights, remedies, powers or privileges that may otherwise the available to the Purchaser. No provision of this Agreement may be amended, waived or modified or rights modified or released, other than by a document signed by Debtor and the Purchaser. This Agreement may be amended, waived or modified upon the written consent of Debtor and the Purchaser.

(g)           Survival; Third Party Beneficiaries. This Agreement is binding upon and inures to the benefit of, and is enforceable against, all lawful successors and assigns of Debtor and the Purchaser. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the exhibits hereto, are not intended to confer upon any other person any rights or remedies hereunder, and shall not be assigned by operation of law or otherwise without the written consent of the other parties.

(h)           Counterparts. This Agreement may be executed by facsimile and in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Signature Pages Follow

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

DEBTOR:

PUREDEPTH, INC.

By:  /s/ Jonathan J. McCaman
Name: /s/ Jonathan J. McCaman
Its: President
Address:  255 Shoreline Drive, Suite 610 Redwood City, CA, USA 94055

THE PURCHASER:

K ONE W ONE LIMITED

By: _________________________
Name:
Its:

Address:

SIGNATURE PAGE TO SECURITY AGREEMENT

EXHIBIT A

COLLATERAL DESCRIPTION

All personal property of PureDepth, Inc. (herein referred to as "Borrower" or "Debtor") whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)            all accounts, chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment, general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor's books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)            all common law and statutory copyrights and copyright registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, or any parts thereof or any underlying or component elements of any of the forgoing, together with the right to copyright and all rights to renew or extend such copyrights and the right (but not the obligation) of Purchaser to sue in its own name and/or in the name of Debtor for past, present and future infringements of copyright;

(c)            all trademarks, service marks, trade names and domain names and the goodwill associated therewith, registrations, applications for registration, now existing or hereafter arising, in the United States of America or in any foreign jurisdiction, obtained or to be obtained on or in connection with any of the forgoing, together with the right to trademark and all rights to renew or extend such trademarks and the right (but not the obligation) of Purchaser to sue in its own name and/or in the name of Debtor for past, present and future infringements of trademark;

(d)            all (i) patents and patent applications filed in the United States Patent and Trademark Office or any similar office of any foreign jurisdiction, and interests under patent license agreements, including, without limitation, the inventions and improvements described and claimed therein, (ii) licenses pertaining to any patent whether Debtor is licensor or licensee, (iii) income, royalties, damages, payments, accounts and accounts receivable now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (iv) right (but not the obligation) to sue in the name of Debtor and/or in the name of Purchaser for past, present and future infringements thereof, (v) rights corresponding thereto throughout the world in all jurisdictions in which such patents have been issued or applied for, and (vi) reissues, divisions, continuations, renewals, extensions and continuations-in-part with respect to any of the foregoing; and

(e)            any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the Uniform Commercial Code, as amended or supplemented from time to time.